UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

RUTHIGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2455 Bennett Valley Rd., Suite C116 Santa Rosa, California	95404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 525-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 8, 2015, Ruthigen, Inc. (“Ruthigen,” the “Company,” “we,” or “us”) agreed to consent to the proposed sale of two million shares of its common stock held by its former parent, Oculus Innovative Sciences, Inc. (“Oculus”), to certain accredited investors (the “Buyers”), at a purchase price of $2.75 per share (the “Oculus Share Sale”), subject to specified closing conditions set forth in a securities purchase agreement between Oculus and such investors (the “SPA”), as summarized below. The Oculus Share Sale requires the consent of the Company and Dawson James Securities, Inc. (“Dawson James”), the lead underwriter for the Company’s initial public offering, pursuant to the Amended Separation Agreement between Oculus and the Company, dated January 31, 2014.

Pursuant to the terms of the SPA, the closing of the Oculus Share Sale shall take place within three business days of the closing of (i) a merger or consolidation of the Company with or into another company, corporation or similar entity, (ii) the merger or consolidation of another company, corporation, or assets of a corporation or company into the Company, or (iii) the sale or conveyance to another corporation or the assets or other property of the Company (collectively, a “Ruthigen Transaction”). In addition, under the SPA, the Company’s and Dawson James’ consent to the Oculus Share Sale is contingent upon the occurrence of a Ruthigen Transaction and shall terminate under certain conditions set forth in the SPA. The Company is not required to pursue or complete a Ruthigen Transaction, and has made no commitments to Oculus or the purchasers to do so.

The SPA may be amended with the written consent of Oculus and the purchasers of the shares; provided, that the consent of the Company and Dawson James is required to amend the provisions of the SPA by which they have consented to the Oculus Share Sale. The terms of the SPA and the Oculus Share Sale were not negotiated by the Company, and Oculus and the purchasers are each responsible for their own expenses. Oculus has advised the Company that the Oculus Share Sale will be made in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares are unregistered and are restricted securities under the Securities Act.

The foregoing summary of the SPA does not purport to be a complete description and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Ruthigen stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Securities Purchase Agreement, dated January 8, 2015, by and among Oculus Innovative Sciences, Inc., the Buyers, and, solely with respect to Section 4 and Section 9 thereof, Ruthigen, Inc. and Dawson James Securities, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTHIGEN, INC.

Date: January 13, 2015	/s/ Sameer Harish
Sameer Harish Chief Financial Officer